Exhibit 10.52

Supplemental agreement, dated as of July 31, 2009, between Steven Murray and MXenergy Inc., a Delaware corporation.

Preliminary statement

Certain capitalized terms used herein have the meanings set forth in section 1 hereof.

Murray and the Company wish to memorialize their understanding with respect to the amount and timing of and conditions to payment of Murray’s bonuses for fiscal years 2008 and 2009 and the treatment of his outstanding options.

Accordingly, in consideration of the mutual promises contained herein, the concurrent execution by Murray of the Assignment and Acceptances and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

Agreement

1.                                       Certain defined terms.

(a)                                  “Assignment and Acceptances” means the forms of assignment and acceptance attached hereto as exhibit A.

(b)                                 “Company” means MxEnergy Inc., a Delaware corporation.

(c)                                  “Employment Agreement” means that certain employment agreement between Murray and the Company, dated as of August     , 2006.

(d)                                 “Murray” means Steven Murray, an individual.

(e)                                  “Senior Management Team” has its customary meaning as used at the Company and includes the top ten managers employed by the Company and its affiliates.  This team includes, among others, Bob Blake, Gina Goldberg, Robi Artman-Hodge, Paul Konikowski, Rodger Krakau, Jeffrey Mayer, Chaitu Parikh and Robert Werner.

2.                                       Agreement as to Murray’s bonuses.

(a)                                  The amount of the unpaid portion of Murray’s bonus for the Company’s 2008 fiscal year pursuant to section 4(a) of the Employment Agreement is $140,788.

(b)                                 The amount of Murray’s bonus for the Company’s 2009 fiscal year pursuant to section 4(a) of the Employment Agreement will be determined by the Company in its sole discretion subject to the requirement that it be no less than $400,000.

(c)                                  Murray will be entitled to receive his bonus for the Company’s 2008 fiscal year and his bonus for the Company’s 2009 fiscal year no later than the earlier of the following two dates, regardless of whether Murray is then employed by the Company:

(i)                                     the earliest date as of which the Company is not restricted under its debt agreements from paying such bonuses, and

(ii)                                  the earliest date as of which any member of the Senior Management Team receives his or her bonus for the Company’s 2008 or 2009 fiscal year.

(d)                                 Murray acknowledges that the Company has no obligation to pay Murray any bonus except on the terms expressed in sections 2(a) through 2(d) hereof.

3.                                       Agreement as to termination of Murray’s options.  Murray agrees that all of his options to purchase shares of common stock of the Company granted to him by the Company will terminate automatically, with no further act required on his part or on the part of the Company, concurrently with the termination of all options and warrants currently outstanding and held by members of the Senior Management Team.  Murray acknowledges that, upon such termination, Murray will have no further rights under such options.

4.                                       Relationship to Employment Agreement.  Except as otherwise explicitly set forth herein, no modification of or amendment to the terms of the Employment Agreement is intended to be effected hereby.

5.                                       The Assignment and Acceptances.  Murray acknowledges and agrees that he will execute and deliver the Assignment and Acceptances to the Company concurrently with the execution and delivery to him by the Company of this agreement and the Company acknowledges and agrees that it will cause this Agreement to be executed and delivered to Murray on its behalf concurrently with the execution and delivery by Murray to the Company of the Assignment and Acceptances.  The parties hereto agree that the effectiveness of the Assignment and Acceptances is a condition to the effectiveness of this Agreement and that the effectiveness of this agreement is a condition to the effectiveness of the Assignment and Acceptances.

6.                                       Counterparts.  This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

MXenergy Inc.

By:	/s/ Jeffrey A. Mayer
Name:	Jeffrey A. Mayer
Title:	President

Murray

Steven Murray

By:	/s/Greg Hill
Name:	Greg Hill
Title:	His attorney in fact